Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 10, 2026, with respect to the consolidated financial statements of Rexford Industrial Realty, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Los Angeles, California
July 30, 2026